Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vireo Health International, Inc. of our report dated November 4, 2020, relating to the consolidated financial statements appearing in Vireo Health International Inc.’s Amendment No. 2 to its Registration Statement on Form 10 filed January 20, 2021.

We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

February 3, 2021